Alpine Summit Energy Partners Announces Full Year 2022 Financial and Operating Results

Nashville, Tennessee and Vancouver, British Columbia--(Newsfile Corp. - March 27, 2023) - Alpine Summit Energy Partners, Inc. (TSXV: ALPS.U) (NASDAQ: ALPS) ("Alpine Summit" or the "Company") is pleased to announce its financial and operating results for the year ended December 31, 2022.  Alpine Summit's audited consolidated financial statements and notes, as well as management's discussion and analysis (the "MD&A") and its Annual Report on Form 10-K for the year ended December 31, 2022 will be available under the Company's issuer profile at "www.sedar.com" and "www.sec.gov/edgar", as well as on the Company's website at "www.alpinesummitenergy.com".

Craig Perry, Chief Executive Officer, remarked: "The fourth quarter of 2022 marked another significant step in production growth; however, subsequent to the end of the quarter a variety of factors has made maintaining our previous rate of growth and development pace untenable.  Despite a significant hedge portfolio and new well performance in line with expectations, the combination of a historic fall in natural gas prices, a difficult financing environment, and inflation in the services sector has made a strategic review necessary.  Accordingly, other than completing existing in-process wells the Company expects to pause field activity until the completion of its sale process.  As previously announced we have engaged Stephens Inc. to complete a sale, focused on our South Texas proven assets, which represents a significant portion of the Company's production.  We still anticipate this process to be completed prior to the end of the second quarter of 2023.

"Further, in light of the absence of basic credit availability, the Company reached agreements with both of its primary lender groups to facilitate its asset sale process.  The continued departure of lenders from the oil and gas sector means that there is not currently a reliable source of financing for newly developed assets that aligns with our prior development pace.  Accordingly, following the conclusion of the sale process and discussions with our key stakeholders, the Company expects to complete a strategic review of the activities of the Company.  We look forward to communicating the Company's specific go-forward plans at the conclusion of this process."

2022 Highlights Financial, Business and Operational Highlights

● Oil and natural gas sales (net of royalties) of $195.6 million for the year ended December 31, 2022 (December 31, 2021 - $70.8 million).

● Reported net income and comprehensive income of $44.4 million for the year ended December 31, 2022 (December 31, 2021 - loss of $32.6 million).  Adjusted EBITDA[1] (defined below) of $140.1 million for the same period (December 31, 2021 - $46.2 million).

● Reported net income attributable to the Company's common shareholders of $7.4 million for the year ended December 31, 2022 (December 31, 2021 - loss of $32.3 million).

● 18 new wells were brought onto production during 2022.

● For the three months ended December 31, 2022, Alpine had 30.9 net wells (37 gross wells) with a net production rate of 14,445 BOE per day (gross production rate of 22,588 BOE per day).

● Average net production per day of 10,513 BOE during 2022 (gross production rate of 16,145 BOE per day) an increase of 156% year over year due to extensive drilling activity.

● Development projects continued to be funded via the development partnership structures, to facilitate continued drilling initiatives.

● Entered into an asset-backed securitization facility covering a subset of producing oil and gas wells for total borrowings of $135 million. As of December 31, 2022, approximately $110 million was outstanding on the ABS Facility.

● Expanded the size of the Corporate Credit Facility to a maximum size of $65 million. As of December 31, 2022, $41.5 million was drawn under the Corporate Credit Facility.

● Listing on the Nasdaq Stock Market of the Company's Class A Subordinate Voting Shares on September 28, 2022, trading under the ticker symbol "ALPS".

● Implemented a dividend distribution policy, starting January 2022, where monthly dividends of $0.03 per share for each of the subordinated voting shares and proportionate voting shares and $3.00 per each share of the multiple voting shares were declared each month, with aggregate dividends declared and paid in 2022 of $12,416,759 (2021 - $nil).

The following table provides a reconciliation of Net Income/(Loss) before Non-Controlling Interest to Adjusted EBITDA:

	Year Ended Dec 31, 2022	Year Ended Dec 31, 2021
Net income/(loss) before non-controlling interest:	$44,413,352	($33,582,757)
(+) Depletion and depreciation expense	62,082,471	23,497,715
(+) Finance and interest expense	13,428,333	5,727,544
(+) Stock based compensation expense	10,197,720	14,478,776
(+) Acquisition costs	-	1,567,967
(+) Derivative commodity contract (gains)/losses	10,023,495	33,525,453
Adjusted EBITDA	$140,145,371	$46,214,698

Development Update & 2023 Objectives

During 2023, the Company plans on continuing to manage production of its primary assets in the Giddings and Hawkville fields.  As previously disclosed, the Company expects to bring seven wells onto production by the end of the first quarter of 2023, with a pause in activity until the sales process is complete.

The Board has formed a sub-committee, led by Independent Directors, to lead discussions with the various stakeholders of the Company as it assesses alternatives following the conclusion of the sales process.

The Company is also terminating the previously announced automatic share purchase plan under its normal course issuer bid ("NCIB"), which commenced on June 10, 2022 and will conclude on the earlier of the date on which purchases under the NCIB have been completed and June 9, 2023.

[1] Adjusted EBITDA is a non-GAAP financial measure that is not a standardized measure under the US GAAP financial reporting framework.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Adjusted earnings before interest, taxes, depletion and amortization ("Adjusted EBITDA"), is a non-GAAP measure that is used to supplement the Company's reported financial performance or position. The Company believes that Adjusted EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies. All figures presented do not reflect any potential impact of non-controlling interests or redeemable non-controlling interests. The Company's calculation of Adjusted EBITDA is net income/(loss) adding back finance and interest expense, depletion and depreciation, impairment, gains/losses on commodity derivatives, and non-recurring costs.

About Alpine Summit Energy Partners, Inc.

Alpine Summit is a U.S. based company that operates and develops oil and gas assets. For additional information on the Company, please visit www.alpinesummitenergy.com.

Further Information

For further information, please contact:

Alec Sheaff, Director, Business Development and Investor Relations

Phone: 615.475.8320

Email: asheaff@alpsummit.com

Darren Moulds, Chief Financial Officer

Phone:  403.390.9260

Email: dmoulds@alpsummit.com

Forward-Looking Information and Statements

This news release contains certain "forward-looking information" within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current condition, but instead represent only Alpine Summit's beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of Alpine Summit's control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", "believes", or the negative or variations of such words and phrases or may contain statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "will continue", "will occur" or "will be achieved". The forward-looking information and forward-looking statements contained herein include, but are not limited to: statements regarding the strategic review and sales process, including the assets that are the focus of such process, timing for completion and impact of such sales and go-forward plans; and statements regarding production and termination of the automatic share purchase plan under the NCIB.

By identifying such information and statements in this manner, Alpine Summit is alerting the reader that such information and statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Alpine Summit to be materially different from those expressed or implied by such information and statements. In addition, in connection with the forward-looking information and forward-looking statements contained in this news release, Alpine Summit has made certain assumptions. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking information and statements are the following: the impact that listing on the Nasdaq Global Market ("Nasdaq") has on relationships, including with regulatory bodies, employees, suppliers, contractors and competitors, as well as the potential for Alpine Summit to fail to meet Nasdaq's continued listing requirements; changes in general economic, business and political conditions, including changes in the financial and commodity markets; changes in the price of natural gas; changes in applicable laws; and compliance with extensive government regulation. Should one or more of these risks, uncertainties or other factors materialize, or should assumptions underlying the forward-looking information or statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although Alpine Summit believes that the assumptions and factors used in preparing, and the expectations contained in, the forward-looking information and statements are reasonable, undue reliance should not be placed on such information and statements, and no assurance or guarantee can be given that such forward-looking information and statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information and statements. The forward-looking information and forward-looking statements contained in this news release are made as of the date of this news release, and Alpine Summit does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.